Exhibit 99.1

Excel Trust Announces First Quarter Results, Increases Dividend

SAN DIEGO, DATE (BUSINESS WIRE) –

Excel Trust, Inc. (NYSE:EXL) announced today financial and operating results for the quarter ended March 31, 2011. A supplemental financial package with additional information can be found on Excel Trust’s website under the Investor Relations tab.

“We had another solid quarter, both in terms of financial and operational results. We are pleased with the execution of our preferred offering and used some of the proceeds to acquire Gilroy Crossing in April,” commented, Gary Sabin, Excel Trust’s CEO. “For 2011, we expect to continue to grow the company’s net operating income by buying well and aggressively managing our properties.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the quarter of $3.8 million, or $0.19 per diluted share. Excel Trust reported Funds From Operations (FFO) for the quarter of $3.4 million or $0.17 per diluted share. Net loss attributable to common shareholders was ($0.6 million), or ($0.04) per diluted share.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

For the quarter ended March 31, 2011, Excel Trust’s operating results were as follows:

•	Percent occupied: 94%

•	21 new and renewal lease transactions for a total of 122,233 square feet

Summary of Significant Activities During First Quarter 2011

On January 28, 2011, Excel Trust closed a $50 million private offering of 2,000,000 shares of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock with an initial conversion price of $15.00 per share.

Excel Trust acquired a 100,551 square foot property 100% leased by Edwards Theatres in San Diego (San Marcos), California for approximately $25.8 million on March 22, 2011.

Excel Trust also signed a contract to purchase The Promenade, an approximately 433,000 square foot retail shopping center located in Scottsdale, Arizona for approximately $110 million. Major tenants include Nordstrom Rack, OfficeMax, PetSmart, Old Navy, Michael’s, Stein Mart, Trader Joe’s, Cost Plus World Market and Pier One Imports.

Events Subsequent to First Quarter 2011

Excel Trust acquired Gilroy Crossing, a 473,640-square-foot retail shopping center (of which 325,431 is owned) located in Gilroy, California for $68.5 million on April 5, 2011. The property is anchored by Target (non-owned), Kohl’s, Sports Authority, Ross Dress For Less, Bed Bath & Beyond, Michaels, and PetSmart.

Second Quarter 2011 Dividend Declared

The Board of Directors declared a second quarter cash dividend of $0.15 per common share, compared to a cash dividend of $0.14 per share for the previous quarter. The dividend, which equates to an annualized rate of $0.60 per share, is payable on July 15, 2011 to common shareholders of record as of June 30, 2011.

The Board of Directors has also approved payment of a dividend of $0.4375 per share on the Company’s Series A Cumulative Convertible Perpetual Preferred Shares, payable on July 15, 2011 to preferred shareholders of record as of June 30, 2011.

Guidance

Excel Trust’s AFFO guidance for fiscal year 2011 is $0.85-$0.95. Excel Trust believes that AFFO is a helpful indicator of the company’s ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust’s actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust’s results, you are invited to listen to its conference call on Friday, May 6th, 2011 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:

Dial in number: (866) 510-0708

International Dial in number: (617) 597-5377

Pass code: 71960036

INTERNET: A live webcast of the conference call will be available through Excel Trust’s web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on May 6th, 2011. Replay access information is as follows:

Dial in number: (888) 286-8010

International Dial in number: (617) 801-6888

Pass code: 59048832

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol “EXL”. For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and

AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Excel Trust computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust’s computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust’s liquidity, nor are they indicative of funds available to fund Excel Trust’s cash needs, including Excel Trust’s ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust’s Form 10-Q for the quarter ended March 31, 2011 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q are an integral part of these consolidated and combined financial statements.

EXCEL TRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,2011 (unaudited)	December 31, 2010
ASSETS:

Property:
Land	$164,712	$153,601
Buildings	191,931	178,374
Site improvements	19,231	18,832
Tenant improvements	19,720	18,242
Construction in progress	10,801	4,423
Less accumulated depreciation	(10,529)	(8,360)

Property, net	395,866	365,112
Cash and cash equivalents	3,955	6,525
Restricted cash	4,393	5,870
Tenant receivables, net	1,860	1,945
Lease intangibles, net	53,791	53,024
Mortgage loan receivable	2,000	2,000
Deferred rent receivable	1,498	1,148
Other assets	6,726	5,464

Total assets	$470,089	$441,088

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$150,957	$137,043
Notes payable	37,835	85,384
Accounts payable and other liabilities	20,190	12,944
Lease intangibles, net	7,222	7,150
Dividends/distributions payable	3,037	1,957

Total liabilities	219,241	244,478

Equity: Stockholders’ equity

Preferred stock, 50,000,000 shares authorized; 7.0% Series A cumulative convertible perpetual preferred stock, $50,000,000 liquidation preference ($25.00 per share), 2,000,000 and 0 shares issued and outstanding, at March 31, 2011 and December 31, 2010, respectively	47,628	—
Common stock, $.01 par value, 200,000,000 shares authorized; 16,576,831 and 15,663,331 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	165	156
Additional paid-in capital	188,972	191,453
Cumulative distributions in excess of net income	(3,754)	(3,725)

	233,011	187,884
Accumulated other comprehensive loss	(162)	(373)

Total stockholders’ equity	232,849	187,511

Non-controlling interests	17,999	9,099

Total equity	250,848	196,610

Total liabilities and equity	$470,089	$441,088

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	The Company	The Predecessor
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Revenues:
Rental revenue	$9,210	$1,138
Tenant recoveries	1,899	82
Other income	104	—

Total revenues	11,213	1,220

Expenses:
Maintenance and repairs	639	77
Real estate taxes	1,135	103
Management fees	124	32
Other operating expenses	768	75
General and administrative	2,650	6
Depreciation and amortization	4,369	460

Total expenses	9,685	753

Net operating income	1,528	467
Interest expense	(2,565)	(361)
Interest income	40	—
Gain on acquisition of real estate	937	—

Net (loss) income	(60)	106
Non-controlling interest	(31)	94

Net (loss) income attributable to Excel Trust Inc. and Excel Trust, Inc. Predecessor	$(29)	$12
Preferred stock dividends	$(603)	$—

Net (loss) income available to the common stockholders and controlling interest of the Predecessor	$(632)	$12

Basic and diluted loss per share	$(0.04)

Weighted-average common shares outstanding – basic and diluted	15,513

Dividends declared per common share	$0.14

EXCEL TRUST, INC. AND

EXCEL TRUST, INC. PREDECESSOR

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

Excel Trust, Inc.’s FFO and AFFO available to common stockholders and operating partnership unitholders and a reconciliation to net income for the three months ended March 31, 2011 and 2010 is as follows:

	The Company	The Predecessor
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010
Net (loss) income available to the common stockholders and controlling interest of the Predecessor	$(632)	$12

Add:
Non-controlling interests in operating partnership	1	—
Preferred stock dividends	603	—
Depreciation and amortization	4,369	460

Deduct:
Gain on acquisition of real estate	(937)	—

Funds from operations	$3,404	$472

Adjustments:
Transaction costs	106	—
Deferred financing costs	234	17
Stock-based and other non-cash compensation expense	451	—
Straight-line effects of lease revenue	(371)	(63)
Amortization of above and below market leases	43	(22)
Non-incremental capital expenditures	(42)	—

Adjusted funds from operations	$3,825	$404

Weighted average common shares outstanding - diluted (net loss)	15,513
Add:
OP units	819
Restricted common stock	232
Contingent consideration related to business combinations	143
Common stock issuable upon conversion of preferred stock	3,333

Weighted average common shares outstanding - diluted (FFO and AFFO)	20,040

Funds from operations per share (diluted)	$0.17
Adjusted funds from operations per share (diluted)	$0.19

SOURCE: Excel Trust, Inc.

Excel Trust, Inc.

Matt Romney, SVP, Capital Markets

858-613-1800

info@exceltrust.com

www.exceltrust.com